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August 14, 2000






Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

      We have read Item 4(a) of Form 8-K/A of PTN Media, Inc. and agree with the statements contained therein.

Yours truly yours,

/s/ LAZAR, LEVINE & FELIX, LLP